SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ERIE INDEMNITY COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ERIE INDEMNITY COMPANY
100 Erie Insurance Place
Erie, PA 16530
SUPPLEMENT TO PROXY STATEMENT
GENERAL
ANNUAL MEETING
This Supplement provides updated information with respect to the Annual Meeting of Shareholders (the “Annual Meeting”) of Erie Indemnity Company (the “Company”) to be held at 9:30 a.m., local time, on Tuesday, April 17, 2007, at the Auditorium of the F.W. Hirt-Perry Square Building, 100 Erie Insurance Place (Sixth and French Streets), Erie, Pennsylvania 16530 for the purposes set forth in the Notice of Annual Meeting of Shareholders dated March 16, 2007.
The Proxy Statement dated March 16, 2007 (the “Proxy Statement”), a proxy card and the 2006 Annual Report of the Company were mailed on or about March 16, 2007 to all shareholders entitled to vote at the Annual Meeting. This Supplement and the enclosed proxy card are being mailed on or about April 10, 2007 to all shareholders entitled to vote at the Annual Meeting.
Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the Annual Meeting.
PURPOSE OF SUPPLEMENT
The purpose of this Supplement is to add a nominee to the slate of directors proposed by the Company for election at the Annual Meeting. The new proposed slate of directors includes the nominees set forth in the Proxy Statement with the addition of Thomas B. Hagen. Mr. Hagen has been nominated by the H. O. Hirt Trusts, which nomination was accepted and approved by the Company’s Board of Directors at a Special Meeting of the Board held on April 10, 2007. The Board also determined to expand the size of the Board from 14 to 15 Directors. Mr. Hagen is to be elected at the Annual Meeting to serve until the 2008 Annual Meeting of Shareholders or until his earlier retirement, resignation or removal.
REVOCABILITY OF PROXIES
If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to April 17, 2007; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to April 17, 2007; or (c) by personally attending and voting at the Annual Meeting.

PROPOSAL — ELECTION OF DIRECTORS
At the Annual Meeting, fifteen (15) directors are to be elected to serve until the 2008 Annual Meeting of Shareholders, or until their earlier retirement, resignation or removal.
Biographical and share ownership information with respect to all nominees and certain other information relating to the Company’s Board of Directors and Executive Officers is set forth in the Proxy Statement under the caption “Proposal 1 — Election of Directors.
Mr. Hagen is currently chairman/owner of Custom Group Industries located in Erie, Pennsylvania, and has served in that capacity for more than five years. He is also the general partner of the Hagen Family Limited Partnership, which is a record owner of 17.5 percent of the Company’s Class A nonvoting common stock. Mr. Hagen previously served as a member of the Board of Directors of the Company for 19 years until 1998 and as the chief executive officer of the Company from Nov. 1990 through Sept. 1993. The Proxy Statement under the Beneficial Ownership of Common Stock section and footnote 5 following that table, describes Mr. Hagen’s ownership of the Company’s Class A nonvoting and Class B common stock.
PROCEDURAL MATTERS
WHETHER OR NOT YOU HAVE RETURNED THE PROXY CARD SOLICITED BY THE PROXY STATEMENT AND WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.
Returning the enclosed proxy card will revoke any proxy previously submitted and ensure your representation in connection with all items of business to be covered at the Annual Meeting, including the Proposal covered by this Supplement. Any proxy cards received by the Company in response to the original solicitation made pursuant to the Proxy Statement that are not revoked by a subsequently delivered and duly executed proxy will remain valid for the items of business stated therein.
OTHER BUSINESS
The Board of Directors does not intend to bring any other business before the Annual Meeting and, so far as is known to the Board, no matters are to be brought before the Annual Meeting, except as specified in the Proxy Statement and this Supplement. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
By Order of the Board of Directors
J. R. Van Gorder
J. R. Van Gorder, Acting Secretary